Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $20,000	Dated as of January 8, 2024

Nature’s Miracle, Inc., a Delaware corporation (the “Payee”) shall have paid the sum of Twenty Thousand Dollars ($20,000) to Lakeshore Acquisition II Corp., a Cayman Islands exempted company (the “Maker”), pursuant to the wire instructions set forth in Exhibit A hereto on the date hereof. Maker promises to pay to the order of the Payee the principal sum of Twenty Thousand Dollars ($20,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Promissory Note (this “Note”) shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.

Principal. The principal balance of this Note shall be payable promptly after the date on which the Maker consummates an initial business combination (a “Business Combination”) with a target business (as described in the Maker’s initial public offering prospectus dated March 8, 2022 (the “Prospectus”)), but in any event it shall be payable by the Maker to the Payee no later than March 11, 2024. The principal balance may be prepaid at any time.

2.	Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.

Issuance of Shares. In consideration of making the loan herein, the Maker shall cause 2,000 shares of Class A common stock of the publicly traded company to be issued to Payee or its designee following the closing of the business combination between Maker and Payee.

4.

Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.	Representations and Warranties. The Maker represents and warrants to the Payee as follows:

(a)

Existence. The Maker is a company duly incorporated, validly existing, and in good standing under the laws of the state of its organization. The Maker has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b)	Compliance with Law. The Maker is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Maker, its property, and business.

(c)	Power and Authority. The Maker has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(d)

Authorization; Execution and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with applicable law. The Maker has duly executed and delivered this Note.

6.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b)

Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)

Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

(d)	Breach of Representations and Warranties. Any representation or warranty made by the Maker herein contains an untrue or misleading statement of a material fact as of the date made.

(e)

Purpose of Loan. The Maker fails to use the proceeds of the principal amount of this Note for the purpose of obtaining an extension to extend the date by which the Maker has to consummate a business combination.

7.	Remedies.

(a)

Upon the occurrence of an Event of Default, the Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)

Upon the occurrence of an Event of Default specified in Sections 6(b) and 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

8.

Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

9.

Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10.

Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Lakeshore Acquisition II Corp.

667 Madison Avenue

New York, NY 10065

Attention: Bill Chen

With a copy to email address:

If to Payee:

Nature’s Miracle, Inc.

858 N. Central Avenue

Upland, CA 91786

Attention: James Li, CEO

With a copy to email address:

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

11.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12.

Jurisdiction. The courts of the State of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of New York.

13.

Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.

Trust Waiver. The Payee has been provided a copy of the Prospectus. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account in which the proceeds of the initial public offering (the “IPO”) conducted by the Maker and the proceeds of the sale of securities in a private placement that occurred prior to the effectiveness of the IPO, as described in greater detail in the Prospectus, were placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever. If Maker does not consummate a Business Combination, this Note shall be repaid only from amounts remaining outside of the trust account, if any.

15.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

16.

Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

17.

Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Note.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

LAKESHORE ACQUISITION II CORP.

By:	/s/ Bill Chen
Name:	Bill Chen
Title:	Chief Executive Officer

Accepted and Agreed:

NATURE’S MIRACLE, INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

[Signature Page to Promissory Note]

Exhibit A

Wiring Instruction